Exhibit 3.42

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2006, AT 9:47 O’CLOCK A.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4254394 8100	AUTHENTICATION:	5209330

061062804	DATE:	11-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:47 AM 11/20/2006
FILED 09:47 AM 11/20/2006
SRV 061062804 – 4254394 FILE
CERTIFICATE OF FORMATION
OF
CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC
     This Certificate of Formation of Cadbury Schweppes Americas Investments LLC, dated November 20, 2006, is executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act. The undersigned certifies as follows:
     FIRST: The name of the limited liability company formed hereby is Cadbury Schweppes Americas Investments LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Esther K. Kim

Esther K. Kim
Authorized Person